As filed with the Securities and Exchange Commission on	Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

 Amendment No. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BLOW& DRIVE INTERLOCK CORPORATION

  (Exact name of registrant as specified in its charter)

Delaware	3714	46-3590850
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

137 South Robertson Boulevard

Suite 129

Beverly Hills, California 90211

(818) 299-0653

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Laurence Wainer

137 South Robertson Boulevard

Suite 129

Beverly Hills, California 90211

(818) 299-0653

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy& Associates

215 Apolena Avenue

Newport Beach, California 92662

202/387-5400 949/673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock held by Selling Shareholders	5,641,000 Shares	$1.00	$5,641,000	$726.56

(1) There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) $726.56 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 5,641,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2014

BLOW& DRIVE INTERLOCK CORPORATION

5,641,000 Shares of Common Stock offered by selling shareholders at $1.00 per share

This prospectus relates to the offer and sale of 5,641,000 Shares of common stock of Blow & Drive Interlock Corporation (the “Company”) offered by the holders thereof (the “Shares”). The selling shareholders will offer their shares at a price of $1.00 per share, until the close of the Offering after which time, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The selling shareholders are deemed to be statutory underwriters.

The maximum number of Shares that can be sold pursuant to the terms of this offering by all the selling shareholders is 5,641,000 Shares. Funds received from the sale of Shares by the selling shareholders will be immediately available to such selling shareholder. The Company will not receive any proceeds from the sale of the Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold or terminated, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or any selling shareholder can locate and enter into any such arrangement(s), the Shares of such selling shareholder(s) will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Assumed Price	Proceeds to
	To Public	the Company
Per Common Stock Share Offered	$1.00 per share	$0.00

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 8.

Blow & Drive Interlock Corporation

137 South Robertson Boulevard, Suite 129

Beverly Hills, California 90211

(818) 299-0653

Prospectus dated __________________, 2014

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development stage company intending to become an industry leader in the marketing and leasing of ignition interlock devices. The Company was incorporated in the State of Delaware in July 2013, and was formerly known as Jam Run Acquisition Corporation (“Jam Run” or “Jam Run Acquisition”).

In February 2014, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Jam Run Acquisition Corporation to Blow & Drive Interlock Corporation.

The Company is located at 137 South Robertson Boulevard, Suite 129, Beverly Hills, California 90211. The Company’s main phone number is (818) 299-0653.

Business

The Company is designed to market and sell (lease) a breath alcohol ignition interlock device (BAIID) which is a mechanism that is installed on the steering column of an automobile and into which a driver exhales. The device in turn provides a blood-alcohol concentration analysis. If the driver’s blood-alcohol content is higher than a certain pre-programmed limit, the device prevents the ignition from engaging and the automobile from starting. These devices are often required for use by DUI or DWI (“driving under the influence” or “driving while intoxicated”) offenders as part of a mandatory court or motor vehicle department program.

The Company paid Well Electric, a Chinese company with experience in design and manufacture of ignition interlock devices, $30,000 to design and manufacture the prototype ignition interlock device for the Company. Well Electric has designed and manufactured such a device for another company which markets and sells the interlock devices in Australia and the United States. The design specifications provide for these prototypes to be equipped with wireless capabilities, GPS, video and infrared technologies. Well Electric will produce six prototype devices for the Company. Additional units can be purchased at a cost of approximately $500 each.

The Company expects the delivery of the initial six prototype units in Fall, 2014. After receipt of the prototype devices, the Company will send two of the devices to an independent certified testing laboratory to verify that the devices meet the Model Specification for Breath Alcohol Ignition Interlock Devices guidelines as established by the National Highway Transportation Safety Agency. The Company expects the testing certification process to take approximately five months.

After successful certification by the independent laboratory that the device meets the guidelines, the Company will apply for state certification. It anticipates that it will begin its first certification in California. States usually approve any ignition interlock device that meets or exceeds those published guidelines and is certified by an independent laboratory. The state certification process typically takes approximately 90 days.

The Company has earned no revenues to date and its operations consist solely of contracting for the initial development of the design specifications for the interlock device and the production of a prototype device. Based upon its limited operations, pursuant to Rule 405 of the Rules and Regulations of the Securities and Exchange Commission, the Company may be considered a shell company.

Once the Company obtains certification of its prototype, it anticipates that it will require additional capital to purchase the devices and to hire personnel to market and distribute the devices.

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Risks and Uncertainties facing the Company

The Company has earned no revenues and has had no sales since inception. The Company anticipates that it may experience losses in the future. As of June 30, 2014, the Company has experienced a net loss of $112,605 and an accumulated deficit of $1,900 as of December 31, 2013, $61,136 as of March 31, 2014 and $51,469 as of June 30, 2014.

The Company raised approximately $235,000 ($160,000 in the form of a note and $75,000 as additional capital contribution) from Laurence Wainer, its largest shareholder and its sole officer and director. The monthly repayment of such note is $3,205 which repayment Mr. Wainer has agreed to suspend until January 30, 2015.

On February 1, 2014, the Company entered a 5-year lease for a storefront location in Los Angeles, California, with monthly rental payments of $4,500 to commence April 1, 2014. The Company has not paid the monthly rents on this location. The Company paid a $18,000 security deposit on execution of the lease which deposit is refundable at the expiration of the lease term.

The Company paid Well Electric $30,000 for development and manufacture of its six prototype devices. The Company will pay approximately $35,000 to an independent company for testing for the standards certification of the device. The costs for approval in California are approximately $300.

The Company has remaining legal fees of approximately $5,000 (as of September 1, 2014) and accounting fees of approximately $3,500 per quarter (approximately $1,650 monthly).

Thus the basic monthly recurring payment obligation of the Company until January 30, 2015 consists of accounting fees of approximately $1,650 per month and the lease rent of $4,500 aggregating $6,160 per month. After January 30, 2015 this amount will increase to $9,355 with the addition of the monthly loan repayment.

As of September 1, 2014, the Company had $75,000 in cash. After payment of the remaining legal fee ($5,000) and certification fee ($35,000) the Company will have $35,000 cash on hand with a monthly recurring expense of $6,650 per month until January 30, 2015 and $9,355 thereafter. Without additional funds being raised or borrowed or monthly payments being suspended, the Company will have fewer than five months of available cash for payment of its monthly expenses. This amount does not include any unforeseen expenses or costs involved to open a storefront or to hire an employee.

The Company anticipates that after the certification process it will require additional funds to open the storefront, purchase additional ignition interlock units from Well Electric (at $500 each) and to hire personnel. The Company anticipates that including the certification expense, it will need approximately $250,000 in order to accomplish its initial goals i.e. to obtain additional units, to open a storefront, to be placed on the list of available and approved interlock devices, and to hire its initial personnel.

Although the Company does not have specific plans currently in place, it anticipates that it may raise capital through an equity offering of its securities or through loans obtained from financial institutions or from its officers, directors or shareholders; however, there can be no assurance the Company will be successful in these efforts or that it will be able to obtain the necessary funds to complete its initial objectives.

The Company’s continuation after February 2015 as a going concern is dependent on its ability to generate sufficient cash flows from its anticipated operations and /or obtain additional financing from its stockholders and/or other third parties.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 5,641,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of 5,641,000 Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the Company’s until the close of the Offering after which time, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	14,565,000	(1)

Common stock for sale by selling shareholders	5,641,000

Common stock outstanding after the offering	14,565,000

Per share offering price by selling shareholders	$1.00

Proceeds to the Company	$0

Value of outstanding shares by on offering price (2)	$14,565,000

Stockholders’ equity (deficit) as of June 30, 2014	$(35,905)

(1)	Based on number of shares outstanding as of the date of this prospectus.

(2)	The Company is not receiving any proceeds from the sale of the Shares offered by the selling shareholders. The selling shareholders are offering their shares at $1.00 per share and if the shareholders are successful in the sale of the shares at that price, the value of all the outstanding shares at that time (14,565,000) could be assumed to be $14,565,000.

Summary Financial Information

The Company is a development stage company. The statement of operations data for the period from July 2, 2013 (inception) to December 31, 2013 and the balance sheet data at December 31, 2013 are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus.

	July 2, 2013 (inception) through	For the Six Month Period Ended
	December 31, 2013	June 30, 2014
		(Unaudited)
Statement of operations data
Revenue	$0	$0
Net income (loss)	$(1,900)	$(110,705)

Balance sheet data
Cash	$2,000	$89,283
Total current assets	2,000	92,465
Accounts payable	$-	$3,077
Accrued liabilities	1,200	15,500
Note payable – related party	-	28,676
Total current liabilities	1,200	47,253
Note payable – related party, net of Current position		129,117
Total liabilities	$1,200	$176,370

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Jumpstart Our Business Startups (“JOBS”) Act

The disclosure contained below, discusses generally the terms of the “Jumpstart Our Business Startups Act”.

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules newly adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

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The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

RISK FACTORS

A purchase of any Shares offered by the selling shareholders is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In such a case, the market price of the common stock could decline and investors could lose all or part of the money paid to purchase the Shares.

The Company has no operations and revenues to date.

The Company had sustained since inception an accumulated deficit of $112,605 and $1,900 as of June 30, 2014 and December 31, 2013, respectively. The Company has not commenced operations nor generated any revenues as of the date of this prospectus. To date, most of management’s time, and the Company’s limited resources have been spent in developing a business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties. Subsequent to December 31, 2013, the Company raised approximately $235,000 from its largest shareholder and management believes that after these cash infusions, the Company has adequate working capital to operate through December 31, 2014 based on anticipated cash needs.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

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The Company is a development-stage company with no operating history and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is difficult for an investor to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company’s projected business plan and limited operations to date (i.e. contracting for prototype device) in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

Election to use extended transition period available under the JOBS Act makes financial comparisons more difficult.

The Company has elected not to opt out of the extended transition period available under the JOBS Act for emerging growth companies. Such election means that the financial reporting requirements that are now applicable to public companies are not applicable to those emerging growth companies which choose to utilize the longer transition period. In effect, as a result of the Company’s election not to opt out of the available extended transition period, its financial statements may not be comparable to companies that do comply with the new public company reporting standards. Comparable financial information will not be available for comparable time periods between such companies and any potential investor will be at a disadvantage in making an investment decision without such information easily available.

Resales of restricted shares by investors is limited and may be prohibited for one year.

Rule 144 is not available for the resale of securities issued by a former shell company. Typically the guidelines contained in Rule 144 are relied upon by investors as a safe harbor from being deemed underwriters for the resale of restricted securities. These requirements, depending on one’s status whether an affiliate of the issuer, generally require a specific holding period and/or the availability of public information. However Rule 144 is available to a former shell company (and its investors) only (i) one year after the company has filed current “Form 10” information (i.e. information similar to that required in a registration statement on Form S-1) and (ii) is current for one year on public filing information required by the Securities and Exchange Commission. The definition of a shell company is one with nominal assets and/or assets consisting of cash only. The Company is considered a shell company and as such investors may not be able to transfer their shares until such time as it meets the requirements of Rule 144 or files a registration statement for the removal of restrictions on such shares.

The Company has no patent or intellectual property protection on its ignition interlock device.

Well Electric, a Chinese company, is developing the technology and manufacturing the prototype ignition interlock device for the Company. The Company does not own the rights to the technology in the creation of such prototypes and as such does not intend to apply for a patent or other intellectual property protection. In fact Well Electric has created an ignition interlock device for another company which markets such device in Australia and the United States. This lack of trademark or intellectual property protection may create additional competition in the market of these devices and make it that much harder for the Company to gain a market share. However, the Company believes that the market is growing as the mandated use of such devices gains acceptance as a mandated procedure.

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The Company is a development stage company with only one officer which serves as the financial and accounting department for the Company. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with only one officer and has no experienced finance nor accounting organization on staff. As a reporting company, the Company is subject to the reporting requirements of the Securities Exchange Act of 1934. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs may place a strain on the Company’s resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon its evaluation, the Chief Executive Officer and Chief Financial Officer of the Company (which are the same person, i.e. Mr. Wainer) concluded that, as of March 31, 2014, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. With only one officer in charge of such reporting controls, there is no backup to the oversight of such individual and thus such disclosure controls and procedures may not be considered effective.

The Company has engaged outside accounting and finance advisors to assist the Company in better implementing effective disclosure controls and procedures.

The Company is a development-stage company and has little experience as a public company.

The Company is a development-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive. In addition, although the Company is already a reporting company, the Company’s lack of experience may result, in spite of the successful development of its products, in difficulty in managing the operations and finances of a public company.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully market and sell (lease) ignition interlock devices and services. The Company does not yet have a product ready to market. The success marketing and sale (leasing) of the device will involve many factors beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail operational activities.

The Company has an extensive business plan hinged on its ability to market and commercialize its ignition interlock system. If the Company is unable to market and commercialize the ignition interlock system., then it would not be able to proceed with its business plan or possibly to successfully develop at all its planned operations.

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The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, product development and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. It is possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company is subject to regulatory oversight and, if it does not initially receive such approval it will not begin operations.

The ignition interlock devices that the Company intends to market need to be certified by the state in which it intends to market and sell the devices. Before applying for certification to any state, the devices are sent to an independent laboratory for testing and certification that the device meets or exceeds the guidelines published by the National Highway Traffic Safety Administration as the Model Specifications for Breath Alcohol Ignition Interlock Devices. Each state has its own set of certification guidelines that must be met but typically the requirements for state certification are met once the device is certified by an independent laboratory as meeting or exceeding the NHTSA published guidelines. The Company believes that the devices will be in substantial compliance with the regulations.

The Company has not received any approvals for its ignition interlock device. Upon receipt of its prototype devices, the Company will submit them to an independent testing laboratory to achieve certification. If the Company is unable to obtain necessary approvals it will not be able to begin its marketing or leasing/sales plans.

The Company’s business in court-mandated interlock installment is susceptible to changes in state policies and DUI laws.

Ignition interlock devices are not used to the same degree in each state. Use of the device is determined by a combination of federal highway safety laws, state DUI laws, historical practice, and individual state directions for alcohol testing. Some states may be unwilling to accept the Company’s ignition interlock device or prefer different technologies. Such factors are beyond the control of the Company and changes to such laws, policies and practices may adversely affect the Company’s potential sales and revenues.

Reliance on third party agreements and relationships is necessary for development of the Company’s business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships. For instance, the Company has currently contracted with Well Electric for the development and production of its initial prototype ignition interlock devices. The Company is relying on such third party to produce the prototype which meets or exceeds the minimum test standards model specifications and to thereafter produce such devices as ordered by the Company. The Company is not equipped to develop or manufacture these devices itself.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s ignition interlock device. Nor has the Company conducted marketing studies regarding whether such products or services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date. As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

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The Company’s sole officer and director owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Laurence Wainer, the sole officer and director of the Company, is currently the beneficial owner of a majority of the Company’s outstanding common stock. Assuming sale of all the Shares offered by him, he will still own a majority of the Company’s then outstanding common stock upon closing of the offering. As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on Mr. Wainer to provide the necessary experience and background to execute the Company’s business plan. The loss of his services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and its ability to develop and market ignition interlock devices.

There is no public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities traded in the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities. In addition, investors may be unable to rely on the guidelines of Rule 144 for the sale of restricted securities until such time as the Company meets the requirements imposed by that Rule for sale of restricted securities by shell companies.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

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The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise capital for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

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SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 5,641,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the close of the Offering after which time, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.00 per share, until the close of the Offering after which time, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares. Of the 5,641,000 Shares offered in the registration statement of which this prospectus is a part, 776,000 Shares are held by Laurence Wainer, the sole officer and director of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 14,565,000 Shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

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Common Stock

This registration statement is registering 5,641,000 Shares of common stock for sale to the public by the holders thereof at a price of $1.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

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Transfer Agent

The Company has engaged VStock Transfer, LLC, Woodmere, New York, to act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

Dilution

Dilution in the value of the Shares held by current shareholders if additional shares of common stock are issued at a price less than that paid by the current shareholders. Such dilution may occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock for value less than that paid by the current shareholders. There is no restriction on the ability of the Company to issue additional shares of its common stock at a price to be determined at the time of such sale or sales.

THE BUSINESS

Background

The Company is a development stage company and has limited operating history and is expected to experience losses in the near term.

Summary

The Company has contracted with Well Electric, a Chinese company, to develop and produce an Alcohol Ignition Interlock Device for marketing and leasing by the Company. The device is a mechanism that is installed on the steering column of an automobile into which a driver exhales and which then provides a blood-alcohol concentration analysis. If the driver’s blood-alcohol content is higher than a certain pre-programmed limit, the device prevents the ignition from engaging and the automobile from starting. These devices are often required for use by DUI or DWI (“driving under the influence” or “driving while intoxicated”) offenders as part of their mandatory court or motor vehicle department program. The device will be equipped with wireless capabilities, GPS, video and infrared technologies.

Well Electric is contracted to furnish six initial prototype devices to the Company. Delivery is expected in Fall, 2014. Once the Company has received the prototype devices, it will submit them to an independent testing laboratory for testing and certification that the device meets or exceeds the Model Specifications of Breath Alcohol Ignition Interlock Devices guidelines published by the National Highway Traffic Safety Administration. After certification by the independent testing laboratory that the devices meet such published guidelines, the Company will apply for state certification. The devices need to be certified by the state in which the Company intends to market and sell the devices. Each state has its own set of certification guidelines that must be met but typically the requirements for state certification are met once the device is certified by an independent laboratory as meeting or exceeding the NHTSA published guidelines. The Company believes that the devices will be in substantial compliance with the regulations.

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The Company expects the certification process to take an aggregate of approximately 8 to 9 months. After it receives certification, the Company intends to open a storefront in Los Angeles County at which it will lease, install, calibrate, remove and monitor the devices.

The individual subject to the court order pays for the installation of the ignition interlock device. The Company will provide the on-going monitoring of the device by downloading data from the device at predetermined intervals according to state guidelines. The data will be collected and made available to the appropriate authorities for review. The data will show all alcohol tests and the pass/failure of each as well as missed tests and attempts to bypass or circumvent the system. The data will also reflect that time the car is being driven.

The Company intends to lease the interlock devices to individuals requiring an interlock device pursuant to a mandatory court or motor vehicle department program arising from a DUI or DWI conviction. The individual requiring the device will lease the device from the Company at an anticipated price of between $100-$225 for installation, $75 per month lease and $100 for removal.

The Company will lease the devices only and ownership of the devices remains with the Company after the individual’s mandated period required for using the device has finished, the device will be returned to the Company. The Company does not intend to lease the devices to anyone outside a government or regulatory mandated program. That is, the Company will not lease its devices to private companies or individuals wishing to use such technology.

The Ignition Interlock Device

The ignition interlock device is breath-alcohol testing device approximately the size of a smartphone which is installed directly onto a vehicle’s steering column. The ignition interlock device requires the driver to exhale into the device prior to starting the vehicle. The device will prevent the vehicle from starting if the driver’s blood-alcohol content exceeds a predetermined set level.

The Company device as designed by Well Electric will attempt to incorporate the latest technology and design in the market for such devices. The device is designed to have both GPS and video capabilities. The device has a fuel cell sensor and a color screen display screen. The external camera mounting can wrap around the automobile’s review mirror. The device is powered by either an internal battery or a power cable from a control box which supports both 24V and 12V. The device has both USB communication capabilities and WiFi (with approval from service provider).

The specifications for the Company’s ignition interlock device are as follows:

Sample head
Sensor	Fuel cell
Working Temperature	-40˚C to 85˚C
Display Screen	Color screen
Memory and Save	80,000 events with pictures save and download form sample head
Communication	USB, WiFi, 3G(user need to get US approval with service provider)
Communication with control box	Wireless
Power supply	Internal battery or power cable from control box
Human checking	Flow sensing, air temperature sensing

External
Camera	External camera mounting around the review mirror
Night photo	White LED, and IR light
Control box	Support 24V and 12V
Motor Start Checking	Ignition checking, power checking, moving checking
PC software	One client side software, which able to set sample and input user information. Picture and events may also be downloaded. This is not web or server side software

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Patents

The Company has not applied and does not intend to apply for a patent on the device or any of the technology contained therein. It is possible that other companies may develop similar or the same technology device and bring it to market. In addition Well Electric is developing and manufacturing the device under the Company’s specific Original Equipment Manufacturing (“OEM”) specifications (i.e. it will have a unique model number and “look”) but Well Electric has no other contractual obligation to the Company to restrict it in developing similar devices for other competitors which may compete with the Company.

Manufacture and Distribution

The Company has paid $30,000 to Well Electric, a manufacturing company located in Chenzan, China, to manufacture and deliver an initial production of six ignition interlock devices. The Company anticipates delivery of its initial prototype in August or early Fall, 2014. The Company’s ignition interlock device is manufactured under the Company’s own specifications, model number and outward design look.

After the Company has received certification from the California State Department of Motor Vehicles for its ignition interlock devices, the Company intends to open a storefront location in Los Angeles County and hire personnel to install, calibrate, remove and monitor the devices. Once it receives certification, the Company’s name will appear on the list provided to offenders by the court or other regulatory agency as a certified provider of the device. The Company will lease the device to the offender for the mandated required period at an annual price of $1200 (including $75 monthly lease, installation and removal charges). After the mandated period has expired, the device will be returned to the Company.

The Market

According to NCSL or National Conference of State Legislature’s currently all 50 states and the District of Columbia have an ignition interlock law providing for the use of an interlock device in connection with sentencing. Twenty-one of those states require that all first time offenders install an ignition interlock device; the other 29 states do not require the installation of such device for first time offenders but may so require for second or multi offenders. Many courts mandate the installation of ignition interlock devices after a DUI or DWI conviction. California first introduced an ignition interlock pilot program in the mid-1980’s as part of the legislature’s effort to combat drunk driving. Subsequently, the market for such devices has spread rapidly.

Blow & Drive Interlock has not received any state regulatory approvals to date to install its ignition interlock device. Once the Company receives delivery of the initial six prototype units expected in early fall, 2014 it will send two of the devices to an independent certified testing laboratory to obtain certification that the devices meet or exceed the guidelines in the Model Specifications of Breath Alcohol Ignition Interlock Devices published by the National Highway Traffic Safety Administration. The Company expects the testing certification process to take approximately five months.

After successful certification from the independent laboratory, the Company will apply for state certification. It anticipates that it will begin its first certification in California. States usually approve any ignition interlock device that meets or exceeds the guidelines in the Model Specifications of Breath Alcohol Ignition Interlock Devices. The state certification process typically takes approximately 90 days. After receiving state certification, the Company plans to open its initial storefront location in Los Angeles County, California and hire qualified auto technicians to install, calibrate, remove and monitor the devices. After such certification, the Company will also appear on the list of approved ignition interlock installers provided to the DUI/DWI offenders by the Court, Department of Motor Vehicles or other program.

According to a study conducted by Philip Roth, PhD. and published by the National Highway Traffic Safety Administration, there were approximately 280,000 ignition interlock devices installed in vehicles across the U.S. in 2012. However, each year there are approximately 1,400,000 impaired driving arrests and 1,000,000 convictions. The Company anticipates that the number of required devices to grow as organizations such as the Automobile Association of America (AAA), Mothers Against Drunk Driving (MADD), and The National Highway Traffic Safety Administration (NTSHA) push for federal adoption of a mandatory Ignition Interlock Devices for all DUI/DWI offenders. However, there is no assurance that any such law may be proposed or adopted into law.

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Governmental Regulations

The ignition interlock devices that the Company intends to market need to be certified by the state in which it intends to market and sell the devices. Before applying for certification to any state, the devices are sent to an independent laboratory for testing and certification that the device meets or exceeds the guidelines published by the National Highway Traffic Safety Administration as the Model Specifications for Breath Alcohol Ignition Interlock Devices. Each state has its own set of certification guidelines that must be met. Typically the requirements for state certification are met once the device is certified by an independent laboratory as meeting or exceeding the NHTSA published guidelines.

The Company has not submitted its device for testing by an independent testing laboratory and has not received any approvals for its ignition interlock device. The Company believes that the devices will be in substantial compliance with the regulations.

Once received from Wells Electric, the Company intends to send its prototypes to an independent laboratory for testing and certification. There is no assurance that it will pass such testing. If the Company’s prototype devices pass and are approved, the Company intends to submit the results to the department of motor vehicles initially in the State of California along with an application to be listed as an approved provider of ignition interlock devices.

In addition to approval of its ignition interlock device, the Company will apply to the State of California Bureau of Automotive Repair (BAR) to become a licensed provider of automobile repair. The process for such approval requires submitting an application to the Department of Consumer Affairs and payment of a $200 application fee. A representative from that department will visit the Company’s facility simply to ensure that there is the necessary space for auto repair work. It does not certify or otherwise approve workmanship. The Company has not yet started the process and anticipates that it will do so in early 2015. The Company has been informed that this licensing process takes approximately 90 days.

Competition

The Company hopes to compete for business with both foreign and domestic providers. Many of the Company’s competitors are larger and may have substantially greater resources than the Company. Currently, there are approximately fifteen other providers of ignition interlock devices. The leading providers have international sales and include Lifesafer, Guardian Interlock, Smart Start, and Draeger.

Strategic Partners and Suppliers

The Company does not design nor manufacture the ignition interlock device that it intends to market and sell. The Company is using third party companies to design and manufacture such device. As such, the Company is relying on its contractual relationship with Well Electric to develop the ignition interlock prototype device to the standards required to meet federal and state regulations. The Company will be using Well Electric as its manufacturer for additional devices.

Marketing Strategy

The Company has not yet conducted any advertising nor marketing as the primary focus of the Company since inception has been developing its business plan and obtaining its prototype interlock devises. The Company has given attention to the development of its marketing plan that it will use once the prototype is ready to enter the marketplace.

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PLAN OF OPERATION

Business Plan

The Company paid Well Electric, a Chinese company with experience in design and manufacture of ignition interlock devices, $30,000 to design and manufacture the prototype ignition interlock device for the Company. Well Electric has designed and manufactured such a device for another company which markets and sells the interlock devices in Australia and the United States. The design specifications provide for these prototypes to be equipped with wireless capabilities, GPS, video and infrared technologies. Well Electric will produce six prototype devices for the Company. Additional units can be purchased at a cost of approximately $500 each.

The Company expects the delivery of the initial six prototype units in early fall, 2014. After receipt of the prototype devices, the Company will send two of the devices to an independent certified testing laboratory to verify that they meet or exceed the guidelines for such interlock systems as published by the National Highway Transportation Safety Agency. The Company expects the testing certification process to take approximately five months.

After successful certification, the Company will apply for state certification. States usually approve any ignition interlock device that has received certification from an independent testing laboratory that the device meets or exceeds the published guidelines in the Model Specifications for Breath Alcohol Ignition Interlock Devices. State certification process typically takes approximately 90 days.

Each state’s department of motor vehicles maintains a list of their state’s approved ignition interlock providers. The list for each state is available through the website of that state’s department of motor vehicles. The Company believes that placement on the approved list of providers occurs once the provider’s ignition interlock device that has received lab certification and the Company completes the state’s provider application and submits the lab test results.

After receiving such certification, the Company will appear on the list of approved ignition interlock installers provided to the DUI/DWI offenders by the Court, the Department of Motor Vehicles or other program. After receiving the certification, the Company then intends open a storefront location and to personnel to install, calibrate, remove and monitor the devices.

The Company will lease ignition interlock devices only to those persons requiring the installation of such devices by a court, the Department of Motor Vehnicles or other regulatory agency mandated program. The Company will not sell or lease the devices to the general public. The retail price to lease an ignition interlock device from the Company is estimated at between $100-$225 for installation, $75 per month and $100 for removal.

The individual subject to the court order pays for the installation of the ignition interlock device. The Company will provide the on-going monitoring of the device by downloading data from the device at predetermined intervals according to state guidelines. The data will be collected and made available to the appropriate authorities for review. The data will show all alcohol tests and the pass/failure of each as well as missed tests and attempts to bypass or circumvent the system. The data will also reflect that time the car is being drive.

The Company anticipates a timeline as marked beside each item and known cost assessments to be paid as outlined in the table below.

	One time	Monthly
	Fee	Recurring Fees

Take possession of six prototype ignition interlock devices from Well Electric
(August-September, 2014) $30,000 already paid as of June 30, 2014)
Send to independent testing lab for certification	$35,000
(September, 2014 - January, 2015)
Apply for California approval of device
(January, 2015 - March, 2015)	$100
Apply for approval as Bureau of Automotive Repair (“BAR”) licensed provider	$200
(January, 2015 - March, 2015)
Remaining legal fee	$5,000
Accounting fee		$1,650
Storefront lease		$4,500
Anticipated additional expenses commencing February, 2015 or later
Monthly loan repayment (Commencing 2/2015)		$3,205
Hire employees to install, monitor, calibrate & remove devices		$5,600
(March, 2015 estimated annual salary for 2 employees)
Purchase additional units from Well Electric	$20,000
(March, 2015, $500 per unit)
Begin operations to lease devices to offenders in LA County
(April, 2015)

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Currently, the Company has no ongoing operations and is still in the developmental stage. The Company has remaining legal fees of $5,000 and the anticipated certification fee of $35,000. The Company has approximately $75,000 in cash on hand remaining from a capital contribution and a loan from its president and monthly expenses of $6,160 increasing to $9,355 after January 30, 2015. In order to meet the financial estimates outlined above, the Company will have to obtain additional capital. The Company anticipates it will raise funds through an equity offering of its securities or through loans obtained from financial institutions. Neither of these alternatives has been initiated at present.

Potential Revenue

The Company’s business plan estimates opening a storefront location to lease, install, calibrate, remove and monitor the devices in April, 2015. The Company’s long-term business plan envisions growth of the Company to include the possible development of franchise operations utilizing the Company’s ignition interlock devices as well as the development of additional Company owned storefront locations. To date, the Company has not further developed such plans nor instituted any steps to create a franchise operation or develop additional retail locations.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in July 2013, and was formerly known as Jam Run Acquisition Corporation, a blank check company which filed a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934 to register its common stock. As such Jam Run Acquisition Corporation was a reporting company subject to the reporting requirements of the Securities Exchange Act of 1934. On February 6, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 19,700,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,970. James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Messrs. Cassidy and McKillop each beneficially retain 150,000 shares of the Company’s common stock. Laurence Wainer was named as the sole director of the Company and serves as its President and sole officer. On February 7, 2014, the Company issued 9,700,000 shares of its common stock to Mr. Wainer at par representing 97% of the then total outstanding 10,000,000 shares of common stock for $970. The Company has no employees and only one director who also serves as the Company’s sole officer.

In connection with the change in control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Jam Run Acquisition Corporation to Blow & Drive Interlock Corporation.

Relationship with Tiber Creek Corporation

In January, 2014, Laurence Wainer entered into an agreement with Tiber Creek Corporation, a Delaware corporation to provide assistance in effecting transactions to combine a company with a public reporting company or to develop such reporting company without such combination, including: transferring control of such reporting company to the Company; if applicable, preparing a business combination agreement; effecting such business combination, if applicable; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in quoting its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers. In exchange for its services, Tiber Creek receives a one-time cash fee of $85,000 for its services. There are no additional fees or expenses to be charged by Tiber Creek to the Company for its services. Tiber Creek effected the transfer of Jam Run Acquisition Corporation, a reporting company, to Laurence Wainer and effected the services of Cassidy & Associates to assist the Company in the change of control and the preparation of this registration statement. Once the Company has obtained its prototype, Tiber Creek will assist the Company in introductions to possible market makers and the brokerage community.

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Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company’s may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has contracted with Well Electric to develop and manufacture the ignition interlock prototype devices for the Company. The Company has not undertaken any research or development in regard to the design of the device.

Employees

The Company currently has no employees other than its sole officer but it expects that it will hire personnel upon raising additional capital and as the Company implements its business plan.

At present, the president is the sole officer, director and employee of the Company and does not receive any salary or other compensation (and no salaries or compensation have been accrued). No compensation will be paid until, and if, the Company raises or procures adequate capital (through operations, private financings, a primary public offering or otherwise) to pay any such compensation.

Property

Currently the Company uses the offices of its president at 137 South Robertson Boulevard, Suite 129, Beverly Hills, California 90211. On February 1, 2014, the Company entered a 5-year lease with Ceres Ave Trust for a storefront location in Los Angeles, California with monthly rental payments of $4,500 to commence April 1, 2014. Although Ceres Ave Trust is an entity controlled by the father of Mr. Wainer and the lease was not an arms-length transaction, the Company believes that the rental and lease terms are appropriate for the location of the property. The Company has not paid the monthly rents on this location but has accrued them in the financial statements. The Company paid a $18,000 security deposit on execution of the lease which deposit is refundable, less any expenses charged against it, at the expiration of the lease term.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In September 2013 the Company (as Jam Run Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001586495.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in July 2013. As of the periods from inception, July 2, 2013 (inception), through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. July 2, 2013 (inception) to June 30, 2014, the Company experienced a net loss of $112,605, an accumulated deficit of $112,605 and has total liabilities of $176,370 consisting primarily of notes payable to its president, Laurence Wainer. The Company estimates it will need approximately $250,000 in additional funds to effect its business plan.

Overview

The Company is designed to market and lease a breath alcohol ignition interlock device which is a mechanism that is installed on the steering column of an automobile and into which a driver exhales. The device in turn provides a blood-alcohol concentration analysis. If the driver’s blood-alcohol content is higher than a certain pre-programmed limit, the device prevents the ignition from engaging and the automobile from starting. These devices are often required for use by DUI or DWI (“driving under the influence” or “driving while intoxicated”) offenders as part of a mandatory court or motor vehicle department program.

The Company paid Well Electric, a Chinese company with experience in design and manufacture of ignition interlock devices, $30,000 to design and manufacture the prototype ignition interlock device for the Company. Well Electric will produce six prototype devices for the Company. Additional units can be purchased at a cost of approximately $500 each.

The Company expects the delivery of the initial six prototype units in Fall, 2014. After receipt of the prototype devices, the Company will send two of the devices to an independent certified testing laboratory to verify that they meet or exceed the guidelines for such interlock systems published by the National Highway Transportation Safety Agency. The Company expects the testing certification process to take approximately five months.

After successful certification from an independent testing laboratory, the Company will apply for state certification. It anticipates that it will begin its first certification in California. States usually approve any ignition interlock device that has obtained certification from an independent testing laboratory that the device meets or exceeds the standards published by the NHTSA. The state certification process typically takes approximately 90 days.

After receiving state certification, the Company plans to open its initial storefront location in Los Angeles County, California and hire qualified personnel to install, calibrate, remove and monitor the devices. After such certification, the Company will also appear on the list of approved ignition interlock installers provided to the DUI/DWI offender by the Court, the Department of Motor Vehicles or other program.

Anticipated Timeline, Cost and Summary of Business Plan

The table below is a time line and cost estimate only. The dates are subject to change based upon unforeseen or unanticipated delays. The costs are estimates based on costs and prices available at this time.

The Company anticipates a timeline as marked beside each item and known cost assessments to be paid as outlined in the table below.

	One time	Monthly
	Fee	Recurring Fees

Take possession of six prototype ignition interlock devices from Well Electric
(August-September, 2014) $30,000 already paid as of June 30, 2014)
Send to independent testing lab for certification	$35,000
(September, 2014 - January, 2015)
Apply for California approval of device
(January, 2015 - March, 2015)	$100
Apply for approval as Bureau of Automotive Repair (“BAR”) licensed provider	$200
(January, 2015 - March, 2015)
Remaining legal fee	$5,000
Accounting fee		$1,650
Storefront lease		$4,500
Anticipated additional expenses commencing February, 2015 or later
Monthly loan repayment (Commencing 2/2015)		$3,205
Hire employees to install, monitor, calibrate & remove devices		$5,600
(March, 2015 estimated annual salary for 2 employees)
Purchase additional units from Well Electric	$20,000
(March, 2015, $500 per unit)
Begin operations to lease devices to offenders in LA County
(April, 2015)

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Given the above estimated costs and timeline, the Company anticipates to commence operations estimated in April, 2015, and that it will need approximately $250,000 to fund its projected expenses and effect its business plan.

As of September 1, 2014, the Company had $75,000 in cash and after payment of the remaining legal fee and certification fee the Company will have $35,000 cash on hand.

The Company has earned no revenues to date and its operations consist solely of contracting for the initial development of the design specifications for the interlock device and the production of a prototype device.

Once the Company obtains certification of its prototype, it anticipates that it will require additional capital to purchase additional devices and to open its initial retail store including hiring personnel qualified to work on the ignition interlock devices.

Revenues and Losses

Currently, the Company has no revenues and has not realized any profits. In order to succeed, the Company needs to develop a viable strategy to market and commercialize its products. The Company has received a capital contribution from Laurence Wainer in the amount of $75,000 and effected a note with Mr. Wainer in the amount of $160,000. These funds have provided the initial funds necessary to enter into a contract with Well Electric for $30,000 for the design and manufacture of six prototype devices. Additional devices will cost $500 per unit.

The Company paid a security deposit of $18,000 for a site that it anticipated to use as a storefront location in Los Angeles, California.

Through June 30, 2014, the Company had an accumulated deficit since inception of $112,605 and as of August 31, 2014, the Company has approximately $75,000 cash on hand. The Company anticipates that these funds will be used to pay accounting fees of $3500 per quarter, the remaining legal fees of $5,000, the $35,000 certification fee, monthly rental of $4,500 and other items.

Notes Payable

On February 16, 2014, the Company entered into a note payable agreement with Laurence Wainer, the director and sole officer of the Company. The note has a principal balance of $160,000 and bears interest at 7.75% per annum. Principal and interest payments are due in 60 equal monthly installments beginning in March 2014 of $3,205. The Company and Laurence Wainer, holder of the note and president of the Company, have agreed to suspend the monthly payments on the note through January 30, 2015.

Additional Paid-In Capital

On April 7, 2014, Laurence Wainer contributed $75,000 as additional paid in capital. Prior to the Company’s change of control in February 2014, the then management of the Company paid all incorporating and other expenses of the Company totaling $700 without expectation, then or at any future time, of repayment and such is recorded as additional paid-in capital.

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Potential Revenue

The Company intends to earn revenue from leasing of its ignition interlock device to those persons who may be under court or other mandated programs to install ignition interlock devices on their automobiles. The Company anticipates that as it grows it may be able to establish a franchise program for the leasing and marketing of its ignition interlock device.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of Period ended December 31, 2013

During the period ended December 31, 2013, the Company had no substantive business operations.

As of December 31, 2013, the Company had not generated revenues and had no income or cash flows from operations since inception. At December 31, 2013, the Company had sustained a net loss of $1,900 and had an accumulated deficit of $1,900.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. The Company anticipates that it will attempt to raise funds to meet its planned expenses by an equity offering of its securities, through loans from financial institutions or by contributions from its officers, directors or shareholders.

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Discussion of Period ended June 30, 2014

As of June 30, 2014, the Company had not generated revenues and had no income or cash flows from operations. At June 30, 2014, the Company had cumulative net loss and accumulated deficit of $112,605.

The Company has raised $235,000 from its largest shareholder and management believes that after these cash infusions, the Company has adequate working capital to operate at least through December 31, 2014 based on anticipated cash needs which includes payment of $35,000 certification fee, $20,000 legal fees and approximately $1,160 monthly accounting fees.

Management’s plans also include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Laurence Wainer	48	President, Chief Executive Officer, Director	2014

Laurence Wainer serves as the sole director and officer of the Company. Mr. Wainer has built his career as an entrepreneur in Southern California beginning with a vending business which he started while attending San Diego State University. From 2009 to 2011 Mr. Wainer built a tax resolution company, Authorized Tax Relief, located in Los Angeles, California. From 2011 to September 2013, Mr. Wainer was employed on a consultant basis only. The Company believes that his experience and skills in business opportunity sales provides a solid basis for Mr. Wainer to serve as director for the Company. Mr. Wainer has also financed the Company’s operations since change of control. Mr. Wainer is devoting 100% of his time to Blow & drive Interlock and is not employed at any other company nor is he working as an independent consultant. Mr. Wainer started the Company and is committed to its success arising from his passion for safer roads for sober drivers as he has been personally affected by drunk driving..

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

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EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred Compensation earnings	All other Compensation	Total

Laurence Wainer President, CEO, Director	2014(1)	$0	$0	$0	$0	$0	$0	$0	$0

Discussion of Compensation Table

The Company commended in 2014 and in , 2013, the Company did not pay any compensation to any executive officer or director. The Company may choose to pay a salary or fees to Mr. Wainer in the future. To date, no compensation has been paid in 2014. Mr. Wainer was issued 9,700,000 shares of common purchased by him as part of the change in control for an aggregate purchase price of $970.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director nor is any compensation owned to any officer or director as of December 31, 2013 and March 31, 2014. The Company intends to begin to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of Shares of	Class Before	Percent of Class
Name	Position	Common Stock	Offering (1)	After Offering (2)

Laurence Wainer 137 S. Robertson Blvd #129 Beverly Hills, California 90211	President, CEO, Director	9,700,000	66.5%	61.2%

Michael Wainer 226 S. Ledoux Rd. Beverly Hills CA. 90211		990,000	6.8%	0%

Chaim K Wainer 226 S. Ledoux Rd. Beverly Hills CA. 90211		990,000	6.8%	0%

Ariella ,Karen 226 S. Ledoux Rd. Beverly Hills CA. 90211		990,000	6.8%	0%

Dianne Wainer 226 S. Ledoux Rd. Beverly Hills CA. 90211		990,000	6.8%	0%

(1) Based upon 14,565,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 5,641,000 Shares offered, and 14,565,000 shares outstanding following the offering.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the selling shareholders, to wit: Dianne, Michael and Chaim Wainer are related to Laurence Wainer, the sole officer and director of the Company. Chaim and Dianne Wainer are the parents of Laurence Wainer, Michael Wainer is the brother of Laurence Wainer and Karen Ariella is the niece of Laurence Wainer.

On February 16, 2014, the Company entered into a note payable agreement with Laurence Wainer, the director, President and sole officer of the Company. The note has a principal balance of $160,000 and bears interest at 7.75% per annum. Principal and interest payments are due in 60 equal monthly installments beginning in March 2014 of $3,205. The Company and Laurence Wainer entered into an additional agreement effective April 2014 suspending loan repayments until January 2015.

Currently the Company uses the offices of its president at 137 South Robertson Boulevard, Suite 129, Beverly Hills, California 90211.

On February 1, 2014, the Company entered a 5-year lease with Ceres Ave Trust for a storefront location in Los Angeles, California with monthly rental payments of $4,500 to commence April 1, 2014. The Ceres Ave Trust is an entity controlled by the father of Laurence Wainer, president of the Company and the lease was not an arms-length transaction. The Company believes that the rental and lease terms are appropriate for the location of the property. The Company has not paid the monthly rents on this location. The Company paid a $18,000 security deposit on execution of the lease which deposit is refundable, less any expenses charged against it, at the expiration of the lease term.

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially owned 10,000,000 shares of common stock of the Company for which each paid $1,000. As part of the change of control, Messrs. Cassidy and McKillop each consented to the redemption of 9,850,000 shares of the common stock held by each of them for a redemption price of $875 each. Each of Messrs. Cassidy and McKillop retains 150,000 shares and is a selling shareholder in this registration statement. As the initial shareholder/officer of the Company, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the corporate documents and preparation of the initial registration statement. Mr. Cassidy continues to provide legal services to the Company through its arrangement with Tiber Creek Corporation in the preparation of this registration statement and assistance in preparation of certain of its filings required pursuant to the Securities Exchange Act of 1934. Mr. McKillop, through Tiber Creek Corporation, will provide services to the Company, if needed, in facilitating introductions and meetings with professionals in the brokerage and financial communities.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 5,641,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.00 per share, until the close of the Offering after which time, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

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The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Number of Shares	Percentage Before	Shares Offered	After Offering Number of Shares	Percentage After
Name	Owned	Offering(1)	Herein	Owned	Offering(2)

Laurence Wainer	9,700,000	66.5%	776,000	8,924,000	61.2%
President & CEO

Chaim K Wainer	990,000	6.8%	990,000	0	0%
Dianne Wainer	990,000	6.8%	990,000	0	0%
Michael Wainer	990,000	6.8%	990,000	0	0%
Karen Ariella	990,000	6.8%	990,000	0	0%
James Cassidy	150,000	1%	150,000	0	0%
James McKillop	150,000	1%	150,000	0	0%
Maria Avalos	10,000	*	10,000	0	0%
Anthony Blum	10,000	*	10,000	0	0%
Alan Brander	10,000	*	10,000	0	0%
Edo Burstyn	10,000	*	10,000	0	0%
Ruth Burstyn	10,000	*	10,000	0	0%
Thomas Feight	10,000	*	10,000	0	0%
Robert Garcia	10,000	*	10,000	0	0%
Elliot Javanfard	25,000	*	25,000	0	0%
Leah Javanfard	25,000	*	25,000	0	0%
Lauren Katz	10,000	*	10,000	0	0%
Akiva Kurtzman	10,000	*	10,000	0	0%
Ronete Kurtzman	10,000	*	10,000	0	0%
Joe Miller	10,000	*	10,000	0	0%
David Stuart Petlack	10,000	*	10,000	0	0%
Helena Naomi Petlack	10,000	*	10,000	0	0%
Ariella Rosenblatt	25,000	*	25,000	0	0%
Matthew Rosenblatt	25,000	*	25,000	0	0%
Franchisco Rossi	10,000	*	10,000	0	0%
Jimena Salazar	10,000	*	10,000	0	0%
Nathaniel Sandlow	10,000	*	10,000	0	0%
Alicia Silver	25,000	*	25,000	0	0%
David Silver	25,000	*	25,000	0	0%
Ira Silver	25,000	*	25,000	0	0%
Michelle Silver	75,000	*	75,000	0	0%
Rachel Silver	25,000	*	25,000	0	0%
Abraham Summers	10,000	*	10,000	0	0%
Westside Kollel,DBA LINK (3)	10,000	*	10,000	0	0%
Elon Winkler	25,000	*	25,000	0	0%
Karyn Winkler	25,000	*	25,000	0	0%
Natan Winkler	25,000	*	25,000	0	0%
Renee Winkler	75,000	*	75,000	0	0%
	14,565,000	100%	5,641,000

(1) Based upon 14,565,000 Shares outstanding as of the date of this offering.

(2) Assumes sale of all 5,641,000 Shares offered, and 14,565,000 Shares outstanding following the offering.

(3) Mr. Allen Brander is the person with the voting rights for Westside Kollel,DBA LINK. Mr. Brander is neither a broker-dealer nor an affiliate of a broker-dealer

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 14,565,000 shares of common stock outstanding of which 9,700,000 shares are owned by officers and directors of the Company. There will be 14,565,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

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LEGAL MATTERS

Cassidy & Associates, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, prior to the change in control, a substantial interest in the Company and was connected with the Company through Jam Run Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Jam Run Acquisition prior to its change of control.. and is a shareholder of the Company and a selling shareholder pursuant to this prospectus.

EXPERTS

JPDH & Company, an independent registered public accounting firm, has audited Blow & Drive Interlock Corporation’s balance sheets as of December 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from July 2, 2013 (inception) through December 31, 2013. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 9, 2014, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

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CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Blow & Drive Interlock Corporation

We have audited the accompanying balance sheet of Blow & Drive Interlock Corporation formerly known as Jam Run Acquisition Corporation as of December 31, 2013, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 2, 2013 (inception) through December 31, 2013 Blow & Drive Interlock Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blow& Drive Interlock Corporation as of December 31, 2013 and the results of its operations and its cash flows for the period from July 2, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ JPDH & Company
Irvine, California
April 9, 2014

F-1

Financial Statements

Blow& Drive Interlock Corporation

(A Development Company)

Balance Sheet

December 31, 2013
Assets
Current Assets:
Cash	$2,000
Total Assets	$2,000

Liabilities and Stockholders’ Equity
Current liabilities
Accrued liabilities	$1,200
Total liabilities	$1,200

Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000
Additional paid-in capital	700
Deficit accumulated during the development stage	(1,900)
Total stockholders’ equity	800
Total Liabilities and Stockholders’ Equity	$2,000

The accompanying notes are an integral part of the financial statements

F-2

Blow& Drive Interlock Corporation

(A Development Company)

Statement of Operations

For the Period From
July 2, 2013
(Inception) to
December 31, 2013

Sales	$-
Cost of sales	-
Gross Profit	-

Operating expenses
General and administrative	1,100
Total operating expenses	1,100

Loss from operations	(1,100)

Income (loss) before income taxes	(1,100)

Income taxes	800

Net (loss)	$(1,900)

Loss per common share-basic and diluted	$(0.00)

Weighted average number of common shares outstanding-basic and diluted	20,000,000

The accompanying notes are an integral part of the financial statements

F-3

Blow& Drive Interlock Corporation

(A Development Company)

Statements of Cash Flows

For the Period From
July 2, 2013
(inception) to
December 31, 2013
Cash Flows From Operating Activities
Net loss	$(1,900)
Changes in:
Accrued liabilities	1,200
Net cash used in operating activities	(700)

Cash Flows From Financing Activities
Proceeds from issuance of common stock	2,000
Shareholder contributions	700
Net cash provided by financing activities	2,700
Net increase in cash	2,000
Cash at beginning of period	-
Cash at end of period	$2,000

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of the financial statements

F-4

Blow& Drive Interlock Corporation

(A Development Company)

Statement of Changes in Stockholders’ Equity

		Common	Additional Paid-	Accumulated
	Shares	Stock	In Capital	Deficit	Total
Balance at July 2, 2013 (Inception)	-	$-	$-	$-	$-
Issuance of common stock for cash	20,000,000	2,000	-	-	2,000
Additional paid-in capital	-	-	700	-	700
Net loss	-	-	-	(1,900)	(1,900)
Balance at December 31, 2013	20,000,000	2,000	700	(1,900)	800

The accompanying notes are an integral part of the financial statements

F-5

Note 1: Nature of Operations and Summary of Significant Policies

Nature of Operations

Blow& Drive Interlock (“the Company”) was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development-stage SEC reporting company that intends to market and lease alcohol ignition interlock devices to DUI/DWI offenders as part of their mandatory court or motor vehicle department programs . The Company envisions that it will develop its market of such interlock devices through company owned locations and franchises, distributorships and independent installers.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss per Common Share

The Company has adopted ASC 260 “Earnings Per Share”. Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2013, there are no outstanding dilutive securities.

Fair Value

FASB ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which priorities the inputs in measuring fair value. The hierarchy priorities the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

F-6

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;

Level 2:	defined as inputs other than quoted prices in active markets that is either directly or indirectly observable; and

Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Revenue

The Company has no revenue as of December 31, 2013.

Note 2: Going Concern

The Company has sustained a cumulative net loss and accumulated deficit of $1,900, since inception of the Company on July 2, 2013. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties. Subsequent to December 31, 2013, the Company raised approximately $235,000 from its largest shareholder (see Note 4) and management believes that after these cash infusions, the Company has adequate working capital to operate through December 31, 2014 based on anticipated cash needs.

Management’s plans also include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Note 3: Recent Accounting Pronouncements

On April 22, 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting” which is effective for reporting periods beginning after December 15, 2013.

The amendments in the Update require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks).

Management is currently analyzing the impact of adoption of ASU No. 2013-07 when it is effective in our next fiscal year.

Management does not expect the adoption of other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

F-7

Note 4: Subsequent Events

On February 6, 2014, the Company redeemed an aggregate of 19,700,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,970.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Messrs. Cassidy and McKillop each beneficially retain 150,000 shares of the Company’s common stock.

Laurence Wainer was named as the sole director of the Company and serves as its President and sole officer.

The Company entered into a five year lease agreement with a related party to lease office space, effective February 1, 2014. The lease requires monthly payments of $4,500. The lease is subject to renewal upon expiration. In accordance with the lease terms, the Company made a security deposit that totaled $18,000.

On January 25, 2014, the Company entered into an agreement with Tiber Creek Corporation to effect transactions intended to combine the Company with a United States reporting company. As consideration, the Company paid Tiber Creek Corporation $40,000 upon execution of the agreement. An additional $10,000 was due thirty days thereafter, and $5,000 per month is due thereafter until paid in full, for a total of $85,000.

On February 7, 2014, the Company issued 9,700,000 shares of its common stock at par representing 97% of the then total outstanding 10,000,000 shares of common stock.

On February 16, 2014, the Company entered into a note payable agreement with Laurence Wainer, the director, President and sole officer of the Company. The note has a principal balance of $160,000 and bears interest at 7.75% per annum. Principal and interest payments are due in 60 equal monthly installments beginning in March 2014 of $3,205

On April 7, 2014, Laurence Wainer contributed $75,000 as additional paid in capital.

F-8

Financial Statements

Blow & Drive Interlock Corporation

(A Development Stage Company)

Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current Assets
Cash	$89,283	$2,000
Prepaid expenses	3,182	-
Total current assets	92,465	2,000

Other assets
Deposit	48,000	-
Total assets	$140,465	2,000

Liabilities and Stockholders’ Equity
Current liabilities
Accrued interest - related party	$3,077	$-
Accrued liabilities	15,500	1,200
Note payable - related party	28,676	-
Total current liabilities	47,253	1,200

Note payable - related party, net of current portion	129,117	-
Total liabilities	176,370	1,200

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 14,565,000 and 20,000,000 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	1,457	2,000
Stock subscription receivable	(457)	-
Additional paid-in capital	75,700	700
Deficit accumulated during the development stage	(112,605)	(1,900)
Total stockholders’ equity (deficit)	(35,905)	800
Total Liabilities and Stockholders’ Equity	$140,465	$2,000

The accompanying notes are an integral part of the financial statements

F-9

Blow & Drive Interlock Corporation

(A Development Stage Company)

Statements of Operations

(Unaudited)

			For the Period From
	For the Three	For the Six	July 2, 2013
	Months Ended	Months Ended	(Inception) to
	June 30, 2014	June 30, 2014	June 30, 2014

Sales	$-	$-	$-
Cost of sales	-	-	-
Gross Profit	-	-	-

Operating expenses
Professional fees	29,587	79,032	79,032
General and administrative	18,005	26,798	27,898
Total operating expenses	47,592	105,830	106,930

Loss from operations	(47,592)	(105,830)	(106,930)

Other income (expense)
Interest expense	3,077	4,075	4,075

Income (loss) before income taxes	(50,669)	(109,905)	(111,005)

Income taxes	800	800	1,600

Net (loss)	$(51,469)	$(110,705)	$(112,605)

Loss per common share-basic and diluted	$(0.00)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding-basic and diluted	14,565,000	14,272,293	17,151,882

The accompanying notes are an integral part of the financial statements

F-10

Blow & Drive Interlock Corporation

(A Development Stage Company)

Statements of Cash Flows

		For the Period From
	For the	July 2, 2013
	Six Months Ended	(inception) to
	June 30, 2014	June 30, 2014
Cash Flows From Operating Activities
Net loss	$(110,705)	$(112,605)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Common stock issued for services	970	970
Changes in:
Prepaid expenses	(3,182)	(3,182)
Deposits	(48,000)	(48,000)
Accrued liabilities	17,377	18,577
Net cash used in operating activities	(143,540)	(144,240)

Cash Flows From Financing Activities
Proceeds from issuance of common stock	-	2,000
Repayments of notes payable - related party	(2,207)	(2,207)
Repurchase of common shares	(1,970)	(1,970)
Proceeds from note payable - related party	160,000	160,000
Shareholder contributions	75,000	75,700
Net cash provided by financing activities	230,823	233,523
Net increase in cash	87,283	89,283
Cash at beginning of period	2,000	-
Cash at end of period	$89,283	$89,283

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$998	$998
Taxes	$800	$800

Non-cash transactions:
Common stock issued for subscription receivable	$457	$457
Common stock issued for services	$970	$970

The accompanying notes are an integral part of the financial statements

F-11

Blow & Drive Interlock Corporation

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

			Additional	Stock
		Common	Paid-In	Subscription	Accumulated
	Shares	Stock	Capital	Receivable	Deficit	Total
Balance at July 2, 2013 (Inception)	-	$-	$-	$-	$-	$-
Issuance of common stock for cash	20,000,000	2,000	-	-	-	2,000
Additional paid-in capital	-	-	700	-	-	700
Net loss	-	-	-	-	(1,900)	(1,900)
Balance at December 31, 2013	20,000,000	2,000	700	-	(1,900)	800
Issuance of common stock for services	9,700,000	970	-	-	-	970
Issuance of common shares for subscription receivable	4,565,000	457	-	(457)	-	-
Repurchase of common stock	(19,700,000)	(1,970)	-	-	-	(1,970)
Additional paid-in capital	-	-	75,000	-	-	75,000
Net loss	-	-	-	-	(110,705)	(110,705)
Balance at June 30, 2014 (Unaudited)	14,565,000	1,457	75,700	(457)	(112,605)	(35,905)

The accompanying notes are an integral part of the financial statements

F-12

Blow & Drive Interlock Corporation

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

Note 1: Nature of Operations and Summary of Significant Policies

The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month and six-month periods ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full fiscal year. For further information, refer to the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Nature of Operations

Blow & Drive Interlock (“the Company”) was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development-stage SEC reporting company that intends to market and lease alcohol ignition interlock devices to DUI/DWI offenders as part of their mandatory court or motor vehicle department programs.

On February 6, 2014, James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Messrs. Cassidy and McKillop each beneficially retain 150,000 shares of the Company’s common stock.

On February 6, 2014, Laurence Wainer was named as the sole director of the Company and serves as its President and sole officer.

On January 25, 2014, the Company entered into an agreement with Tiber Creek Corporation to effect transactions intended to combine the Company with a United States reporting company. As consideration, the Company paid Tiber Creek Corporation $40,000 upon execution of the agreement. An additional $10,000 was due thirty days thereafter, and $5,000 per month is due thereafter until paid in full, for a total of $85,000. As of June 30, 2014, a total of $65,000 had been paid to Tiber Creek. Management estimated that approximately 73% of the agreement had been satisfied by Tiber Creek as of June 30, 2014, and has therefore recorded $61,818 in professional fees and $3,182 in prepaid expenses in the accompanying Balance Sheet as of June 30, 2014.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-13

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Loss per Common Share

The Company has adopted ASC 260 “Earnings Per Share”. Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2014 and December 31, 2013, there are no outstanding dilutive securities.

Fair Value of Financial Instruments

FASB ASC 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which priorities the inputs in measuring fair value. The hierarchy priorities the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that is either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Revenue

The Company has no revenue as of June 30, 2014.

Share-Based Compensation

The Company follows the provisions of ASC 718, Share-Based Payment, which requires all share-based payments to employees and non-employees to be recognized in the income statement based on their fair values. The Company uses the Black-Scholes pricing model for determining the fair value of share-based compensation.

F-14

Note 2: Going Concern

The Company has sustained a cumulative net loss and accumulated deficit of $112,605, since inception of the Company on July 2, 2013. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and / or obtain additional financing from its stockholders and/or other third parties. These factors created initial doubt about the Company’s ability to continue as a going concern. However, during the six-months ended June 30, 2014, the Company raised $160,000 from its largest shareholder (see Note 8). Also during the quarter ended June 30, 2014 the Company raised an additional $75,000 from this same shareholder and management believes that after these cash infusions, the Company has adequate working capital to operate at least through December 31, 2014 based on anticipated cash needs.

Management’s plans also include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts.

There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Note 3: Recent Accounting Pronouncements

On April 22, 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-07, “Presentation of Financial Statements (Topic 205): Liquation Basis of Accounting” which is effective for reporting periods beginning after December 15, 2013.

The amendments in the Update require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks).

Management does not expect the adoption of ASU No. 2013-07 to have a significant impact on the Company’s results of operations, financial position or cash flow.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company will be adopting this standard in future filings.

F-15

Management does not expect the adoption of other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4: Stock Issuance

On February 6, 2014, the Company redeemed an aggregate of 19,700,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,970.

On February 7, 2014, the Company issued 9,700,000 shares of its common stock at par representing 97% of the then total outstanding 10,000,000 shares of common stock.

During the six months ended June 30, 2014, the Company issued 4,565,000 shares at par value of $0.0001 for a total of $457 in exchange for stock subscription receivable agreements.

Note 5: Warrant and Option Issuances

There was no warrant or option issuances during the three months ended June 30, 2014, nor are there any options or warrants outstanding at June 30, 2014.

Note 6: Related Party Transactions

The Company entered into a five year lease agreement with a related party to lease office space, effective February 1, 2014. The lease requires monthly payments of $4,500. The lease is subject to renewal upon expiration. In accordance with the lease terms, the Company made a security deposit that totaled $18,000.

Note 7: Deposits

The Company entered into a five year lease agreement with a related party to lease office space, effective February 1, 2014. The lease requires monthly payments of $4,500. The lease is subject to renewal upon expiration. In accordance with the lease terms, the Company made a security deposit that totaled $18,000.

The Company also entered into an agreement with Well Electric, a Chinese company with experience in design and manufacture of ignition interlock devices, paying $30,000 to design and manufacture the prototype ignition interlock device for the Company. Well Electric has designed and manufactured such a device for another company which markets and sell the interlock devices in Australia and the United States. The design specifications provide for these prototypes to be equipped with wireless capabilities, GPS, video and infrared technologies. Well Electric will produce six prototype devices for the Company. The Company expects the delivery of the initial six prototypes in the late summer or early fall of 2014

Note 8: Notes Payable

On February 16, 2014, the Company entered into a note payable agreement with Laurence Wainer, the director, President and sole officer of the Company. The note has a principal balance of $160,000 and bears interest at 7.75% per annum. Principal and interest payments are due in 60 equal monthly installments beginning in March 2014 of $3,205. The Company and Laurence Weiner entered into an additional agreement effective April 2014 suspending loan repayments until January 2015.

Note 9: Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. As of June 30, 2014, the Company has no contingent liability that is required to be recorded.

On January 25, 2014, the Company entered into an agreement with Tiber Creek Corporation to effect transactions intended to combine the Company with a United States reporting company. As consideration, the Company paid Tiber Creek Corporation $40,000 upon execution of the agreement. An additional $10,000 was due thirty days thereafter, and $5,000 per month is due thereafter until paid in full, for a total of $85,000. Through June 30, 2014 $65,000 has been paid to Tiber Creek Corporation.

Note 10: Subsequent Events

As of August 15, 2014, there are no subsequent events.

F-16

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$727
Edgarizing Fees	3,000
Transfer agent fees	1,000
Accounting fees	3,500
Legal fees	85,000

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

The initial shares issued to Messrs. Cassidy and McKillop were founder shares issued as part of the formation of the corporation and the Company and involved no public offering of securities. The shares issued to Mr. Wainer were part of the change of control and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

Each of the remaining other transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally by the sole officer of the Company and each possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its sole officer and director. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 2, 2013, 10,000,000 shares of common stock were issued to James Cassidy for total consideration paid of $1,000. Subsequently, on February 6, 2014, the Company redeemed an aggregate of 9,850,000 of these shares for the redemption price of $985.

(2) On July 2, 2013, 10,000,000 shares of common stock were issued to James McKillop for total consideration paid of $1,000. Subsequently, on February 6, 2014, the Company redeemed an aggregate of 9,850,000 of these shares for the redemption price of $985.

(3) On February 7, 2014, the Company issued 9,700,000 shares of its common stock for $970 to Laurence Wainer.

(4) From April 1, 2014 to April 30, 2014, the Company issued 4,565,000 shares of its common stock pursuant to section 4(a)(2) of the Securities Act of 1933.

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Shareholder Name	Number of Shares	Aggregate Consideration For all Shares Purchased

Chaim K Wainer	990,000	$99.00
Dianne Wainer	990,000	$99.00
Michael Wainer	990,000	$99.00
Karen Ariella	990,000	$99.00

Maria Avalos	10,000	$1.00
Anthony Blum	10,000	$1.00
Alan Brander	10,000	$1.00
Edo Burstyn	10,000	$1.00
Ruth Burstyn	10,000	$1.00
Thomas Feight	10,000	$1.00
Robert Garcia	10,000	$1.00
Elliot Javanfard	25,000	$1.00
Leah Javanfard	25,000	$2.50
Lauren Katz	10,000	$1.00
Akiva Kurtzman	10,000	$1.00
Ronete Kurtzman	10,000	$1.00
Joe Miller	10,000	$1.00
David Stuart Petlack	10,000	$1.00
Helena Naomi Petlack	10,000	$1.00
Ariella Rosenblatt	25,000	$2.50
Matthew Rosenblatt	25,000	$2.50
Franchisco Rossi	10,000	$1.00
Jimena Salazar	10,000	$1.00
Nathaniel Sandlow	10,000	$1.00
Alicia Silver	25,000	$2.50
David Silver	25,000	$2.50
Ira Silver	25,000	$2.50
Michelle Silver	75,000	$7.50
Rachel Silver	25,000	$2.50
Abraham Summers	10,000	$1.00
Westside Kollel,DBA LINK	10,000	$1.00
Elon Winkler	25,000	$2.50
Karyn Winkler	25,000	$2.50
Natan Winkler	25,000	$2.50
Renee Winkler	75,000	$7.50

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1*	Articles of Incorporation (filed September 9, 2013, as exhibit to Form 10-12G registration Statement, File no. 000-55053)

3.2*	By-laws (filed September 9, 2013, as exhibit to Form 10-12G registration Statement, File no. 000-55053)

5.0**	Opinion of Counsel on legality of securities being registered

10.1 *	Agreement with Tiber Creek Corporation
10.2 *	Promissory Note between the Company and Laurence Wainer
10.3 *	Sample stock subscription agreement
10.4	Agreement with Well Electric (C4 Development Ltd)
10.5	Lease agreement with Ceres Ave Trust

23.1	Consent Independent Registered Public Accounting Firm
23.2**	Consent of Attorney (to be filed as part of Exhibit 5.0)

*	Previously filed
**	To be filed

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on September 29 , 2014.

BLOW & DRIVE INTERLOCK CORPORATION

By:	/s/ Laurence Wainer
Title:	President and Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on September 29, 2014.

By:	/s/ Laurence Wainer
Signature
Principal Executive Officer

By:	/s/ Laurence Wainer
Signature
Principal Financial Officer

By:	/s/ Laurence Wainer
Signature
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Laurence Wainer	Director	September 29, 2014
Laurence Wainer

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